For Immediate Release: September 25, 2014
Jennifer Nahas
Vice President, Marketing
Griffin Capital Corporation
jnahas@griffincapital.com
Office Phone: 949-270-9332
Cell Phone: 949-433-6860

Griffin Capital Essential Asset REIT II Commences Operations and Declares Initial Distribution; Griffin Capital Announces Two Potential Property Acquisitions

Rendering of Exel Inc. Distribution Warehouse (completion date, May 2015), Groveport (Columbus), Ohio

El Segundo, Calif. (September 25, 2014) - Griffin Capital Corporation ("Griffin Capital"), the sponsor of Griffin Capital Essential Asset REIT II, Inc. (“GCEAR II”), a newly-formed real estate investment trust whose offering was recently declared effective by the SEC, announced today that GCEAR II reached the minimum offering amount of $2,000,000 in shares of common stock required to satisfy the conditions of its escrow agreement and commenced operations. At the same time, Griffin Capital announced that GCEAR II’s Board of Directors authorized a daily distribution rate to GCEAR II’s stockholders of record commencing as of the close of business on the date on which GCEAR II reached the minimum offering amount, and continuing through the end of the fiscal quarter ending December 31, 2014, equal to $0.00150684932 per share of Class A and Class T common stock, subject to partial adjustments to the daily distribution for the Class T shares to account for the Class T stockholder servicing fee.

Griffin Capital also announced the execution of agreements to acquire two institutional-quality commercial properties in separate transactions for a total of approximately $34 million. Subject to the satisfaction of certain conditions, Griffin Capital intends to assign these contracts to GCEAR II prior to closing in 2015.

The first potential acquisition is a 120,000 square-foot, Class A office/R&D building, which is a build-to-suit located within the Oakland Technology Park in Auburn Hills, Michigan, that will serve as the new North American Headquarters for Atlas Copco Tools & Assembly Systems LLC, a division of investment-grade rated Atlas Copco AB.

The second potential acquisition is a to-be-built, 312,000 square foot, Class A distribution warehouse located in the Groveport Commerce Center in Groveport (Columbus), Ohio. The Property is currently being developed by Exel Real Estate, and when completed in May 2015, will be 100% leased to Exel Inc. Exel Inc., a wholly-owned entity of Deutsche Post DHL, is a leading provider of contract logistics in North America with 468 facilities totaling 109 million square feet.

About Griffin Capital Essential Asset REIT II and Griffin Capital Corporation
Griffin Capital Essential Asset REIT II, Inc. (“the REIT”) is a publicly registered non-traded REIT that will invest primarily in single tenant net lease, office and industrial properties essential to the business operations of the tenant. The REIT’s sponsor is Griffin Capital Corporation (“Griffin Capital”), a privately-owned real estate company headquartered in Los Angeles. Griffin Capital is led by senior executives, each with more than two decades of real estate experience who have collectively closed transactions representing over $16 billion in value. Griffin Capital and affiliates have acquired or constructed over 31 million square feet of space since 1995, and currently own, manage, sponsor and/or co-sponsor an institutional-quality portfolio of approximately 28 million square feet located in 32 states and 1 million square feet located in the United Kingdom, representing approximately $5.4 billion in asset value. Additional information about Griffin Capital is available at www.griffincapital.com.
This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties relating to the public offering of our common stock; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the REIT’s prospectus, as amended from time to time. This is neither an offer nor a solicitation to purchase securities.
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